UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                 Date of Report
                                December 1, 1997


                               THE SHAW GROUP INC.
             (Exact name of registrant as specified in its charter)


         Louisiana                    0-22992                   72-1106167
(State or other jurisdiction   (Commission File Number)     (IRS Employer
    of incorporation)                                       Identification  No.)

   11100 Mead Road, 2nd Floor, Baton Rouge, Louisiana              70816
   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code              (504) 296-1140

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 2.     Acquisition of Disposition of Assets.

     On November 14, 1997, The Shaw Group Inc. ("Shaw") purchased all of the capital stock or substantially all of the assets of the principal operating businesses of Prospect Industries, plc ("Prospect") of Derby, United Kingdom, for approximately $15.8 million in cash. Prospect, a holding company acting through various subsidiaries, was a mechanical contractor and provider of turnkey piping systems serving the power generating and process industries worldwide.

     The acquisition by Shaw was made pursuant to a Sale Agreement dated November 14, 1997 (the "Sale Agreement"), a copy of which is attached hereto as
Exhibit 2(a) and is incorporated herein by reference pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the Sale Agreement, Shaw acquired (i) all of the outstanding capital stock in Prospect Industries Overseas Limited, a United Kingdom holding company that holds the entire ownership interest in Connex Pipe Systems, Inc.
("Connex"), a piping systems fabrication business located in Troutville, Virginia and CBP Engineering Corp. ("CBP"), an abrasion and corrosion resistant pipe systems specialist based in Washington, Pennsylvania; (ii) all of the outstanding capital stock of Aiton Australia Pty Limited ("Aiton Australia"), a piping systems boiler refurbishment and project management company based near Sydney, Australia; (iii) a 66% interest in Inflo Control Systems Limited ("Inflo"), a manufacturer of boiler steam leak detection, acoustic mill and combustion monitoring equipment and related systems; and (iv) certain assets, including but not limited to equipment, contracts, land and buildings, accounts receivable, inventory and good will, of Prospect Engineering Limited ("PEL"), a mechanical contractor and provider of turnkey piping systems located in Derby, United Kingdom. Further, pursuant to the Sale Agreement, Shaw assumed certain liabilities of Prospect and PEL relating to their employees and pension plans. Shaw intends to continue to use the assets acquired from PEL in the same business in which they were used prior to their acquisition by Shaw at the Derby, United Kingdom location.

         The price paid for the capital stock and assets described above was determined by negotiations among the parties. The cash used in such acquisition was financed by utilizing Shaw's line of credit with its commercial lenders, the document evidencing such line of credit having been previously filed by Shaw pursuant to its periodic reporting obligations under the Exchange Act.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Businesses Acquired

         It is  impractical to provide the financial  statements  required under
Item 7 of Form 8-K at the time of the filing of this report. Such financial statements will be filed within 60 days of the date this Current Report on Form 8-K must be filed.

         (b)      Pro Forma Financial Information

         It is impractical to provide the pro forma financial information required under Item 7 of Form 8-K at the time of the filing of this report. Such pro forma financial information will be filed within 60 days of the date this Current Report on Form 8-K must be filed.

         (c)      Exhibits

         2(a) Sale Agreement, dated as of November 14, 1997, between Prospect Industries, plc, Prospect Engineering Limited, Dunn International Limited and The Shaw Group Inc. Filed herewith. The exhibits and schedules to this agreement have been omitted and will be furnished upon request. Page _____.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      THE SHAW GROUP INC.
                         (Registrant)

Date:      December 1, 1997                By:/s/  Edward L. Pagano
                                              --------------------------------
                                              Edward L. Pagano, Vice President
                                                   and Chief Financial Officer




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



                               THE SHAW GROUP INC.

                                  EXHIBIT INDEX

                                    Form 8-K
                                December 1, 1997


    Exhibit Number                             Description              Page No.
    --------------                             -----------              --------

         2(a) Sale Agreement, dated November 14, 1997, between Prospect Industries, plc, Prospect
                      Engineering Limited, Dunn International Limited and The Shaw Group Inc.





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